Exhibit 23.3

CONSENT OF BTIG, LLC

We hereby consent to the incorporation by reference in this registration statement on Form S-4 (the “Registration Statement”) of (i) our opinion letter, dated March 1, 2016, to the Board of Directors of FinTech Acquisition Corp., which is included as as Annex B to the proxy statement/prospectus (the “Proxy Statement/Prospectus”) which forms a part of the registration statement on Form S-4 relating to the proposed merger of FTS Holding Corporation with and into a wholly-owned subsidiary of FinTech Acquisition Corp. and (ii) the references to such opinion in such Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ BTIG, LLC
BTIG, LLC

Dated: July 12, 2016